Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-8 of our report dated February 14, 1997 appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated
June 20, 1997 appearing in FPL Group Employee Thrift Plan Form 11-K for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP


Miami, Florida
June 27, 1997